UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report: May 11, 2005
                  Date of Earliest Event Reported: May 6, 2005


                            NATURAL GAS SYSTEMS, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)


         0-27862                                     41-1781991
------------------------                ------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)


      820 Gessner, Suite 1340, Houston, Texas                       77024
--------------------------------------------------------        ----------
         (Address of Principal Executive Offices)               (Zip Code)


                                 (713) 935-0122
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement

On May 6, 2005, Natural Gas Systems, Inc., a Nevada corporation (the "Company"), entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which it raised $3.0 million of gross proceeds through the sale of 1,200,000 shares of the Company's Common Stock to Rubicon Master Fund ("Rubicon"), at a purchase price of $2.50 per share. Pursuant to an agreement with Chadbourn Securities, Inc., an NASD broker/dealer ("Chadbourn"), the Company paid a cash fee of $12,000 and $228,000, respectively, to Chadbourn and the Company's Chairman, Laird Q. Cagan (in his capacity as a registered representative of Chadbourn). In addition, the Company issued Chadbourn and Mr. Cagan seven-year warrants to acquire up to 4,800 and 91,200 shares, respectively, of the Company's common stock, at an exercise price of $2.50 share. The Company intends to use the net proceeds of this private placement for acquisitions, capital expenditures, and general working capital purposes.

Registration Rights Agreement

In connection with the issuance of the shares of Common Stock, on May 6, 2005, the Company entered into a Registration Rights Agreement with Rubicon (the "Registration Rights Agreement"), wherein it agreed to file a registration statement to register the shares of Common Stock purchased by Rubicon no later than June 6, 2005. The Company also agreed to pay the expenses of such registration, other than underwriting discounts and commissions.

Copies of the Securities Purchase Agreement and Registration Rights Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference to this Item 1.01. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and Registration Rights Agreement.

On May 9, 2005, the Company issued a press release announcing this private placement of securities. The full text of such press release is attached hereto as Exhibit 99.1.

Amendment to Consulting Agreement

On May 5, 2005, the Company amended its Consulting Agreement (the "Amendment") with Liviakis Financial Communications, Inc. ("Liviakis"), the Company's investor relations firm. Before the Amendment, the Consulting Agreement had recently expired. Under the terms of the Amendment, Liviakis has agreed to provide the Company with investor relations and consulting services for an additional one year term, in exchange for the issuance to Liviakis of 120,000 restricted shares of Common Stock of the Company under the Company's 2004 Stock Plan (the "Stock Grant Agreement"), at a purchase price of $0.001 per share, and a monthly service fee of $5,000. The shares of restricted Common Stock issued to Liviakis are subject to monthly vesting over the first 12 months following issuance.

A copy of the Amendment and Stock Grant Agreement are attached hereto as Exhibits 10.3 and 10.4, respectively and are incorporated herein by reference.


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

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment and Stock Grant Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01.

The Company issued and sold the shares of Common Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.   Description
-----------   -----------------------------------------------------------------------------------------
10.1          Securities Purchase Agreement dated as of May 6, 2005, by and between Natural Gas
              Systems, Inc. and Rubicon Master Fund
10.2          Registration Rights Agreement dated as of May 6, 2005, by and between Natural Gas
              Systems, Inc. and Rubicon Master Fund
10.3          Amendment to Consulting Agreement, dated as of May 4, 2005, by and between Natural Gas
              Systems, Inc., and Liviakis Financial Communications, Inc.
10.4          Stock Grant Agreement, dated as of May 4, 2005, by and between Natural Gas Systems,
              Inc. and Liviakis Financial Communications, Inc.
99.1          Press Release issued by the Company on May 9, 2005


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NATURAL GAS SYSTEMS, INC.



Date:  May 10, 2005                By:  /s/ Robert Herlin
                                        -----------------
                                        Robert Herlin, Chief Executive Officer

                                  EXHIBIT INDEX
Exhibit No.        Description
10.1               Securities Purchase Agreement dated as of May 6, 2005, by and between
                   Natural Gas Systems, Inc. and Rubicon Master Fund
10.2               Registration Rights Agreement dated as of May 6 2005, by and between Natural
                   Gas Systems, Inc. and Rubicon Master Fund
10.3               Amendment to Consulting Agreement, dated as of May 4, 2005, by and between
                   Natural Gas Systems, Inc., and Liviakis Financial Communications, Inc
10.4               Stock Grant Agreement, dated as of May 4, 2005, by and between Natural Gas
                   Systems, Inc. and Liviakis Financial Communications, Inc.
99.1               Press Release issued by the Company on May 9, 2005


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